UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2020 (September 4, 2020)

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648

(Address of Principal Executive Offices, and Zip Code)

(609) 896-9100

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

As previously reported on a Form 8-K filed on September 2, 2020, on August 28, 2020, Celsion Corporation, a Delaware corporation (“Celsion”), entered into the First Amendment (the “Amendment”) to the Venture Loan and Security Agreement with Horizon Technology Finance Corporation (“Horizon”) dated June 27, 2018 (the “Initial Horizon Credit Agreement”). Pursuant to the Amendment, one-half of the aggregate warrants previously issued in connection with the Initial Horizon Credit Agreement were canceled, and Celsion issued Horizon new warrants exercisable at a per share exercise price equal to $1.01 for a total of 247,525 shares of Celsion’s common stock (the “New Warrants”).

For a complete description of the terms and conditions of the Amendment and the New Warrants, please refer to such agreements which are incorporated herein by reference and attached to this report as Exhibits 10.1 and 4.1, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Name
4.1	Form of Amended and Restated Warrant
10.1	First Amendment of Venture Loan and Security Agreement, dated as of August 1, 2020, by and among Celsion Corporation, Horizon Funding I, LLC, Horizon Funding Trust 2019-1, and Horizon Technology Finance Corporation, as Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 4, 2020	CELSION CORPORATION

	By:	/s/ Jeffrey W. Church
	Name:	Jeffrey W. Church
	Title:	Executive Vice President and Chief Financial Officer